SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  December 16, 2010
(Date of Earliest Event Reported)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300
Lake Forest, Illinois  60045
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement.

Akorn, Inc. (the “Company”) was party to a Subordinated Promissory Note (“Subordinated Note”) between itself and The John N. Kapoor Trust (the “Kapoor Trust”), a company controlled by Dr. John Kapoor, the Chairman of the Company’s Board of Directors.  The Subordinated Note bore interest at a rate of 15% per annum and was scheduled to mature on August 17, 2014.  On December 16, 2010, the Company elected to voluntarily prepay the Subordinated Note, including the outstanding principal amount of $5,853,000, accrued interest, and a prepayment premium of $585,000.  Upon completing this prepayment, the Company wrote off its remaining unamortized deferred financing costs of $1,176,000, which were incurred when the Subordinated Note was refinanced on August 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

By:	/s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Date:  December 20, 2010